EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of Pinnacle Entertainment, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 30th day of July, 2013.

CITADEL ADVISORS LLC		CITADEL ADVISORS HOLDINGS LP

By:	Citadel Advisors Holdings LP,	By:	Citadel GP LLC,
	its Managing Member		its General Partner

By:	Citadel GP LLC,	By:	/s/ Mark Polemeni
	its General Partner		Mark Polemeni, Authorized Signatory

By:	/s/ Mark Polemeni
Mark Polemeni, Authorized Signatory

CITADEL GP LLC		KENNETH GRIFFIN

By:	/s/ Mark Polemeni	By:	/s/ Mark Polemeni
	Mark Polemeni, Authorized Signatory		Mark Polemeni, attorney-in-fact*

*

Mark Polemeni is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on January 18, 2013, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for TiVo Inc.